Exhibit 23.1

                                  LAW OFFICES
                            RICHARD P. GREENE, P.A.
                             INTERNATIONAL BUILDING
                          2455 EAST SUNRISE BOULEVARD
                                   SUITE 905
                         FORT LAUDERDALE, FLORIDA 33304
                                     ------
                            TELEPHONE: (954) 564-6616
                              FAX: (954) 561-0097



                                                  March 10, 1998



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:   Oak Tree Medical Systems, Inc.

Dear Sir or Madam:

      This Firm hereby consents to the use of its name in the Registration Statement on Form S-8 as filed via EDGAR with the Washington, D.C. Office of the U.S. Securities and Exchange Commission on March 12, 1998, or as soon thereafter as is reasonably practicable.


                                                  Very truly yours,

                                                  /s/ RICHARD P. GREENE P.A.
                                                  --------------------------
                                                  Richard P. Greene
                                                  For the Firm

RPG/evb